UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

TENAYA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED OCTOBER 13, 2026

171 Oyster Point Boulevard, Suite 500
South San Francisco, CA 94080
(650) 825-6900

October [ ], 2026

Dear Fellow Stockholders:

We are pleased to invite you to attend the special meeting of stockholders of Tenaya Therapeutics, Inc. (Tenaya or the Company), to be held on Wednesday, December 9, 2026 at 8:00 a.m. Pacific Time. The special meeting will be conducted virtually via a live audio webcast. You will be able to attend the special meeting virtually by visiting www.proxydocs.com/TNYA, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the special meeting.

Your vote is important. Whether or not you attend the special meeting, it is important that your shares be represented and voted at the special meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Tenaya.

Sincerely,

Faraz Ali, M.B.A.

Chief Executive Officer

TENAYA THERAPEUTICS, INC.

171 Oyster Point Boulevard, Suite 500

South San Francisco, CA 94080

NOTICE OF special MEETING OF stockholders

Time and Date	8:00 a.m. Pacific Time on Wednesday, December 9, 2026
Place

The special meeting will be conducted virtually via a live audio webcast. You will be able to attend the special meeting virtually by visiting www.proxydocs.com/TNYA, where you will be able to listen to the meeting live, submit questions and vote online during the meeting by visiting www.proxypush.com/TNYA.

Items of Business
•
To authorize and approve a proposed amendment to our amended and restated certificate of incorporation to effect, at the discretion of the board of directors, a reverse stock split of all of the shares of our common stock that are issued and outstanding or held in treasury at a ratio ranging from any number between 1-for-10 and 1-for-25, the exact ratio within the 10 to 25 range to be determined by the board of directors (the “Reverse Stock Split Proposal”).
•
To transact other business that may properly come before the special meeting or any adjournments or postponements thereof.

Notwithstanding approval of the reverse stock split proposal by our stockholders, the board of directors reserves the right to elect not to proceed with implementing the reverse stock split proposal at any time prior to the date on which the amendment to our Amended and Restated Certificate of Incorporation becomes effective pursuant to the Delaware General Corporation Law, if the board of directors determines, in its sole discretion, that the reverse stock split proposal is no longer in the best interests of the Company or its stockholders

Record Date	The close of business on Monday, October 19, 2026 Only stockholders of record as of Monday, October 19, 2026, at the close of business are entitled to notice of and to vote at the special meeting.
Availability of Proxy Materials

The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of special meeting, form of proxy and our annual report, is first being sent or given on October , 2026, to all stockholders entitled to vote at the special meeting. We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission (SEC).

The proxy materials and our annual report can be accessed as of October , 2026, by visiting www.proxydocs.com/TNYA.

Voting

Your vote is important. Whether or not you plan to attend the special meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning your proxy card does not deprive you of your right to attend the special meeting and to vote your shares at the special meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.

By order of the Board of Directors,
Faraz Ali, M.B.A. Chief Executive Officer South San Francisco, California October , 2026

-i-

TENAYA THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
To be held at 8:00 a.m. Pacific Time on Wednesday, December 9, 2026

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the special meeting of stockholders of Tenaya Therapeutics, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The special meeting will be held on Wednesday, December 9, 2026 at 8:00 a.m. Pacific Time. The special meeting will be conducted virtually via a live audio webcast. You will be able to attend the special meeting virtually by visiting www.proxydocs.com/TNYA, where you will be able to listen to the meeting live, submit questions and vote online during the meeting by entering the control number on your proxy card.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of special meeting and form of proxy, and our annual report, is first being sent or given on October , 2026, to all stockholders of record as of the close of business on October 19, 2026. The proxy materials and our annual report can be accessed as of October , 2026, by visiting www.proxydocs.com/TNYA. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposal will be voted on at the special meeting?

The following proposal will be voted on at the special meeting:

•
the authorization and approval of a proposed amendment to our amended and restated certificate of incorporation to effect, at the discretion of the board of directors, a reverse stock split of all of the shares of our common stock that are issued and outstanding or held in treasury at a ratio ranging from any number between 1-for-10 and 1-for-25, as determined by the board of directors in its discretion (the “Reverse Stock Split Proposal”).

As of the date of this proxy statement, our management and board of directors were not aware of any other matter to be presented at the special meeting.

How does the board of directors recommend that I vote on this proposal?

Our board of directors recommends that you vote your shares:

•
“FOR” the approval of the Reverse Stock Split Proposal.

Who is entitled to vote at the special meeting?

Holders of our common stock as of the close of business on October 19, 2026, the record date for the special meeting, may vote at the special meeting. As of the record date, there were shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the special meeting.

Stockholders of Record. If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the special meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

Is there a list of registered stockholders entitled to vote at the special meeting?

A list of registered stockholders entitled to vote at the special meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m. Pacific Time at our principal executive offices located at 171 Oyster Point Boulevard, Suite 500, South San Francisco, CA 94080 by contacting our corporate secretary.

What is the quorum requirement for the special meeting?

A quorum is the minimum number of shares required to be present or represented at the special meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the special meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Whether or not a quorum is present, the chairperson of the meeting may adjourn the meeting to another time or place.

How many votes are needed for approval of each proposal?

•
Proposal No. 1: The approval of the Reverse Stock Split Proposal requires that the votes cast for the Reverse Stock Split Proposal exceed the votes cast against the Reverse Stock Split Proposal. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Broker non-votes, if any, and abstentions have no effect on the outcome of the proposal. Because this is a routine proposal, your broker, bank or other nominee will have discretion to vote your shares on this routine matter. See “What if I do not specify how my shares are to be voted and fail to provide timely directions to my broker, bank or other nominee?” below. Therefore, we do not expect any broker non-votes on this proposal.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, you may vote in one of the following ways:

•
by Internet at www.proxypush.com/TNYA, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on December 8, 2026. To vote via the Internet prior to the special meeting, go to www.proxydocs.com/TNYA to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. If you vote via the Internet prior to the special meeting, you do not need to return a proxy card by mail.
•
by toll-free telephone at 1-866-475-3780, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on December 8, 2026. You will be asked to provide the control number from the proxy card. If you vote by telephone, you do not need to return a proxy card by mail.
•
by completing, signing and mailing your proxy card that accompanies this proxy statement, which must be received prior to the special meeting. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the special meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
•
by attending the special meeting virtually by visiting www.proxydocs.com/TNYA, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the special meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the special meeting unless you obtain a legal proxy from your broker, bank or other nominee. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•
“FOR” the Reverse Stock Split Proposal.

In addition, if any other matters are properly brought before the special meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the Reverse Stock Split Proposal. Because this proposal is considered a routine proposal, we do not expect any broker non-votes with respect to this proposal.

Can I change my vote or revoke my proxy?

Stockholders of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the special meeting by:

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entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•
completing and returning a later-dated proxy card, which must be received prior to the special meeting;
•
delivering a written notice of revocation to our Secretary at Tenaya Therapeutics, Inc., 171 Oyster Point Boulevard, Suite 500, South San Francisco, CA 94080, Attention: Corporate Secretary, which must be received prior to the special meeting; or
•
attending virtually and voting at the special meeting (although attendance at the special meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the special meeting?

We will be hosting the special meeting via a live audio webcast only.

Stockholders of Record. If you were a stockholder of record as of the record date, then you may attend the special meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting. To attend and participate in the special meeting, you must register in advance at www.proxydocs.com/TNYA prior to the deadline of 7:59 a.m. Pacific Time on December 8, 2026. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the special meeting and to submit questions during the special meeting. Stockholders are already provided the opportunity to submit questions prior to the special meeting at the time of registration. The special meeting via a live audio only webcast will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time on December 9, 2026, and you should allow ample time for the check-in procedures.

Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the special meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the special meeting.

How can I get help if I have trouble checking in or listening to the special meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the special meeting. If you encounter any difficulties accessing the virtual-only special meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

Why is the special meeting held virtually?

We believe that a virtual special meeting allows for participation by a broader group of stockholders and reduces the costs to stockholders associated with holding an in-person meeting. The virtual meeting format is intended to facilitate a level of transparency as close as possible to an in-person meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Faraz Ali, our Chief Executive Officer, Eric Hyllengren, our Chief Financial Officer, and Jennifer Drimmer Rokovich, our General Counsel and Corporate Secretary, have been designated as proxy holders, each of them with full power of substitution and re-substitution, for the solicitation of stockholder votes at the special meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the special meeting in accordance with the instructions of the stockholders. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposal as described above. If any other matters are properly brought before the special meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the special meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

A representative of Mediant Communications Inc. will tabulate the votes and act as inspector of election.

How can I contact Tenaya’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 800-736-3001, or by writing Computershare Trust Company, N.A, at 150 Royall Street, Canton, Massachusetts 02021. You may also access instructions with respect to certain stockholders matters (e.g., change of address) via the Internet at www-us.computershare.com.

How are proxies solicited for the special meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the special meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the special meeting?

We will disclose voting results on a Current Report on Form 8‑K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8‑K, we will file a Form 8‑K to publish preliminary results and will provide the final results in an amendment to the Form 8‑K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposal, how to request printed copies of the proxy materials, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our special meeting.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement, to any stockholders at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of any proxy statement, as applicable, you may contact us as follows:

Tenaya Therapeutics, Inc.

Attention: Investor Relations
171 Oyster Point Boulevard, Suite 500

South San Francisco, CA 94080
Tel: (650) 825-6990

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The board of directors knows of no matters to come before the special meeting other than the matters referred to in this proxy statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. None of our directors, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates, has any interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon at the special meeting as described in this proxy statement that is not shared by all of our other stockholders.

PROPOSAL NO. 1

AUTHORIZATION AND APPROVAL OF A PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE SHARES OF OUR COMMON STOCK THAT ARE ISSUED AND OUTSTANDING OR HELD IN TREASURY

Overview

On January 28, 2026, we received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with Nasdaq’s Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”), because the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had an initial compliance period of 180 calendar days, or until July 27, 2026, to regain compliance with the Minimum Bid Price Requirement. In response, on July 27, 2026, the Company filed an application to transfer the listing of its Common Stock from The Nasdaq Global Select Market to The Nasdaq Capital Market (the “Transfer Application”) and request the additional 180-day compliance period offered on that market. The Transfer Application was approved and the Company was transferred to the Nasdaq Capital Market at the opening of business on July 31, 2026.

As a result of the transfer, the Company has been granted an additional 180-day grace period, or until January 25, 2027, to regain compliance with the Minimum Bid Price Requirement, during which time our common stock will continue to be listed on The Nasdaq Capital Market.

Though we continue to monitor the closing bid price for our common stock and to assess potential actions to regain compliance with the Minimum Bid Price Requirement, the board of directors has determined that it would be advisable and in our best interests and in the best interests of our stockholders to pursue a reverse stock split of all shares of our common stock issued and outstanding or held in treasury to provide the board of directors with authority to effect a reverse stock split to maintain our listing on The Nasdaq Capital Market.

On September 17, 2026, the board of directors voted unanimously to approve, adopt and declare advisable, and to recommend to our stockholders that they approve at this special meeting, a proposed amendment to our Amended and Restated Certificate of Incorporation (the “Current Certificate”) to effect a reverse stock split of our common stock issued and outstanding or held in treasury at a ratio in the range of 1-for-10 to 1-for-25 (the “Reverse Stock Split”).

If approved by our stockholders at the special meeting, at the discretion of the board of directors and as further described below, we would effect the Reverse Stock Split by causing the filing of the amendment to the Current Certificate, a copy of which is attached as Annex A to this proxy statement (the “Reverse Stock Split Amendment”), with the Delaware Secretary of State.

As described below, the board of directors, in its discretion, may also determine not to effect the Reverse Stock Split. If the board of directors, in its discretion, determines not to effect the Reverse Stock Split prior to the one-year anniversary of the date of this special meeting (the “Anniversary Date”), the Reverse Stock Split will be abandoned. If our stockholders approve the Reverse Stock Split Proposal at this special meeting, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

If approved by our stockholders, the Reverse Stock Split Proposal would permit, but would not require, the board of directors to effect a Reverse Stock Split of our common stock issued and outstanding or held in treasury by a ratio ranging from any number between 1-for-10 and 1-for-25, with the final ratio to be determined by the board of directors without further stockholder approval, in the manner described herein (such final ratio, the “Reverse Stock Split Ratio”). The par value per share of our common stock would remain unchanged at $0.0001. The authorized number of shares of our common stock and our preferred stock would remain unchanged at 1,000,000,000 shares and 200,000,000 shares, respectively. The following description of the proposed amendment is a summary and is subject to the full text of the proposed Reverse Stock Split Amendment, a form of which is attached to this proxy statement as Annex A. See “Implementation of the Reverse Stock Split— Principal Effects of the Implementation of the Reverse Stock Split” below for more information.

The board of directors has recommended approval for the Reverse Stock Split Proposal primarily to provide the board of directors with authority to effect a reverse stock split to maintain our listing on The Nasdaq Capital Market. However, we cannot provide assurance that a reverse stock split would achieve its intended or desired benefits, and we strongly encourage you to review the discussion below under “Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split.”

Reasons for the Reverse Stock Split

Meet Certain Continued Listing Requirements of Nasdaq.

Our common stock currently trades on The Nasdaq Capital Market. Nasdaq has requirements for our equity securities to remain listed on Nasdaq, including the Minimum Bid Price Requirement. On January 28, 2026, we received the Notice from Nasdaq that we were not in compliance with the Minimum Bid Price Requirement, because the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had an initial compliance period of 180 calendar days, or until July 27, 2026, to regain compliance with the Minimum Bid Price Requirement. Effective on July 31, 2026, we transferred from The Nasdaq Global Select Market to The Nasdaq Capital Market and, as a result, we have been granted an additional 180-day grace period to regain compliance with the Minimum Bid Price Requirement.

To regain compliance, the closing bid price of the common stock must be at least $1.00 per share for a minimum of 10 consecutive business days by January 25, 2027. In the event that at the expiration of the Compliance Period, the closing bid price of our common stock has not been at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide notice that our common stock will be subject to delisting. By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from Nasdaq.

Our board of directors has considered the potential harm to our Company and our stockholders should Nasdaq delist our common stock. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the “pink sheets,” are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. It could cause other adverse consequences, such as difficulties in raising capital and in providing stock-based incentives to attract and retain personnel. Delisting could also impair our reputation and our relationships. In addition, our common stock could be deemed to be a “penny stock,” which could result in reduced levels of trading in our common stock, and we would also become subject to additional State securities regulations in connection with any sales of our securities. The board of directors believes that the Reverse Stock Split is a potentially effective means for us to increase the per share market price of our common stock and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from Nasdaq by producing the immediate effect of increasing the bid price of our common stock.

To Potentially Improve the Marketability and Liquidity of our Common Stock.

Our board of directors believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company.

We believe that the Reverse Stock Split and an increase in our stock price may make our common stock more attractive to a broader range of institutional and other investors. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our common stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being riskier and more speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure you that the Reverse Stock Split will produce or maintain the desired results. However, our board of directors believes that the benefits to us and our stockholders outweigh the risks and recommends that you vote in favor of the Reverse Stock Split Proposal.

We cannot assure you that the proposed Reverse Stock Split, if effected, will increase our stock price. There can be no assurance that the total market capitalization of our common stock (the aggregate value of all of our outstanding common stock at the then market price) after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split, or that the per share market price of our common stock following the Reverse Stock Split will either equal or exceed the current per share market price.

The closing sale price of our common stock on Nasdaq was $ per share on the record date. We expect that the Reverse Stock Split, if effected, will increase the per share trading price of our common stock. However, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of such reverse stock split. Accordingly, the total market capitalization of our common stock and the Company after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and it is possible that the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split, if we decide to proceed with the Reverse Stock Split, is intended, absent other factors, to increase the per share trading price of our common stock. However, even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future. Although no assurances are possible concerning the trading price of our common stock if the Reverse Stock Split is effected or concerning future fluctuations in the market price of our common stock after the Reverse Stock Split, based on such price, our intention in determining the Reverse Stock Split Ratio to be reflected in the Reverse Stock Split is that such ratio will result in an increase in the per share market price of our common stock immediately after the Reverse Stock Split, although whether the price of our common stock is sufficient or is maintained for a sufficient period of time depends in part on the ratio of the Reverse Stock Split and future fluctuations in the price of our common stock.

The proposed Reverse Stock Split may reduce the liquidity of our common stock and result in higher transaction costs.

The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will likely increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. While our board of directors believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not improve as a result of the Reverse Stock Split and could be adversely affected by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Determination of Reverse Stock Split Ratio

In determining the reverse stock split ratio to be implemented (if any), we expect that the board of directors will consider various factors, including:

•
the projected impact of the reverse stock split ratio on our ability to continue our common stock’s listing on Nasdaq;
•
the prevailing stock market conditions, general economic conditions and other conditions prevailing in our industry;
•
our market capitalization (including the number of outstanding shares of our common stock);
•
our common stock price prior to the Reverse Stock Split, and the expected trading price and volume of our common stock following the Reverse Stock Split; and
•
the factors described above under the heading “Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split.”

The board of directors will consider the conditions, information and circumstances existing at the time when it determines whether to implement a Reverse Stock Split and, if it decides to implement a Reverse Stock Split, which reverse stock split ratio, within the range of ratios approved by stockholders, to use. We believe that granting the board of directors the authority to choose the Reverse Stock Split Ratio within a range of ratios approved by stockholders is essential because it allows the board of directors to take the above factors, among others, into consideration and to react to changing market conditions.

If the board of directors decides to implement the Reverse Stock Split, we will make a public announcement regarding the Reverse Stock Split Ratio, as chosen by the board of directors of the Company.

Implementation of the Reverse Stock Split Ratio

If stockholder approval of the Reverse Stock Split Proposal is obtained, the board of directors retains the discretion to effect, or not to effect, the Reverse Stock Split at any time prior to the Anniversary Date. If the board of directors, in its discretion, determines to effect the Reverse Stock Split, then the board of directors will determine which Reverse Stock Split Ratio to implement. The Reverse Stock Split would be implemented by filing the Reverse Stock Split Amendment with the Delaware Secretary of State, which would be effective immediately upon filing or at such time as the Company may specify in the Reverse Stock Split Amendment at the time of filing (the “Effective Time”). By approving the Reverse Stock Split Proposal, you will approve the Reverse Stock Split Amendment, subject to the discretion of the board of directors to determine the Reverse Stock Split Ratio prior to the effectiveness of the Reverse Stock Split or to abandon the Reverse Stock Split altogether.

If the board of directors, in its discretion, determines not to effect the Reverse Stock Split prior to the Anniversary Date, the Reverse Stock Split Amendment will be abandoned and may not be effected without further stockholder approval. If our stockholders approve the Reverse Stock Split Proposal at the special meeting, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split. By voting in favor of the approval of the Reverse Stock Split Proposal, each stockholder is expressly also authorizing the board of directors to determine the Reverse Stock Split Ratio and to determine not to proceed with, and to abandon, the Reverse Stock Split Amendment if it should so decide.

Principal Effects of the Implementation of the Reverse Stock Split

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued shares of common stock and other securities exercisable or exchangeable for, or convertible into, common stock. Any fractional shares of common stock that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash as described below under “Mechanics of the Reverse Stock Split.” The Reverse Stock Split will affect all shares of common stock uniformly and (subject to the treatment of fractional shares) will not affect any stockholder’s percentage ownership interest in the Company or any stockholder’s proportionate voting power.

Under the Current Certificate, our authorized capital stock currently consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 200,000,000 shares of preferred stock, par value $0.0001 per share. The total number of authorized shares of our common stock and preferred stock will not be reduced and would remain at 1,000,000,000 shares and 200,000,000 shares, respectively. The par value per share of our common stock and preferred stock would remain unchanged at $0.0001 after the Reverse Stock Split.

Effect on Common Stock

If approved by our stockholders at the special meeting and implemented by the board of directors, in its discretion, the principal effects of the Reverse Stock Split Amendment on holders of common stock would be that:

•
the issued and outstanding shares of common stock owned by a stockholder (or held by the Company in treasury) will be combined into a lower number of shares of Common Stock based on the Reverse Stock Split Ratio, with any fractional shares being treated as described under “Mechanics of the Reverse Stock Split—Fractional Shares” below;
•
the total number of issued and outstanding shares of Common Stock (or shares held by the Company in treasury) would be reduced based on the Reverse Stock Split Ratio, with any fractional shares being treated as described under “Mechanics of the Reverse Stock Split—-Fractional Shares” below.

Tabular Illustration of Effect of the Reverse Stock Split

The following table contains approximate information, based on share information as of September 30, 2026, relating to our common stock based on the Reverse Stock Split and assuming that the Reverse Stock Split Amendment is approved by stockholders at the special meeting and implemented by the board of directors, in its discretion. The table below sets forth, for illustrative purposes only, certain effects of the potential Reverse Stock Split Ratios at a 1-for-10 and 1-for-25 ratio, including on our shares reserved for future issuance pursuant to outstanding warrants and stock options and pursuant to our Plans (as defined below) (subject to further minor adjustments as a result of the treatment of fractional shares).

	Pre-Reverse Stock Split Amendment	Post-Reverse Stock Split Amendment
		Reverse Stock Split Ratio:
		1-for-10	1-for-25
Authorized shares
Authorized Common Stock	1,000,000,000	1,000,000,000	1,000,000,000
Authorized Preferred Stock	200,000,000	200,000,000	200,000,000
Total authorized shares	1,200,000,000	1,200,000,000	1,200,000,000

Shares issued and outstanding
Common Stock	227,928,240	22,792,824	9,117,129
Preferred Stock	—	—	—
Treasury Stock	—	—	—
Total shares issued and outstanding	227,928,240	22,792,824	9,117,129

Shares of Common Stock reserved for issuance upon exercise of warrants	125,061,149	12,506,114	5,002,445
Shares of Common Stock reserved for issuance upon exercise or settlement of plan awards
Pursuant to stock options	20,144,910	2,014,491	805,796
Pursuant to restricted stock units	2,778,798	277,879	111,151
Total shares of Common Stock reserved for issuance upon exercise or settlement of plan awards	22,923,708	2,292,370	916,947

Shares of Common Stock available for future issuance under Plans	8,063,719	806,371	322,548

Total shares of Common Stock issued or reserved for future issuance	383,976,816	38,397,679	15,359,069

Shares of Common Stock authorized, but not issued or reserved for future issuance	616,023,184	961,602,321	984,640,931

Effect on Equity Compensation Plans and Outstanding Equity Awards

If approved by our stockholders at the special meeting and implemented by the board of directors, in its discretion, the principal effects of the Reverse Stock Split Amendment on the holders of the restricted stock units and other securities granted or issued and outstanding under the (i) Amended and Restated 2016 Equity Incentive Plan, (ii) Amended and Restated 2021 Equity Incentive Plan, (iii) 2021 Employee Stock Purchase Plan, and (iv) 2024 Inducement Equity Incentive Plan (each as amended to date, and, collectively, the “Plans”) would be that:

•
RSUs and Other Equity-Based Awards – The number of shares issuable under outstanding restricted stock units (“RSUs”) and all other outstanding equity-based awards would be reduced proportionately by the Reverse Stock Split Ratio and any applicable market-based performance metrics for any RSUs would be adjusted accordingly; and
•
Shares Available for Issuance under the Plans – The number of shares of common stock authorized for future issuance under our Plans would be reduced proportionately and other similar adjustments would be made under the Plans.

The Reverse Stock Split will not change the number of authorized shares of common stock under the Current Certificate.

Effect on Warrants

Outstanding warrants to purchase shares of our common stock (collectively, our “Warrants”) will be proportionately adjusted to reflect the Reverse Stock Split pursuant to the terms of the Warrants, including the number of shares purchasable upon exercise of the Warrants and their exercise prices, as applicable.

Accounting Matters

The Reverse Stock Split Amendment will not affect the par value of our common stock, which will remain at $0.0001 per share. As a result, the stated capital on our balance sheet attributable to common stock, which consists of the par value per share of common stock multiplied by the aggregate number of shares of common stock issued as of the date of such balance sheet, will be reduced in proportion to the Reverse Stock Split Ratio upon implementation (subject to minor adjustments in respect of the treatment of fractional shares). Our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently issued shares of common stock, will be credited with the corresponding amount by which the stated capital is reduced. Our total stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split. The shares of our common stock held in treasury will also be reduced based on the Reverse Stock Split Ratio. After the implementation of the Reverse Stock Split, our net income or net loss per share and the net book value per share of common stock will increase, as compared to the per share amounts absent the Reverse Stock Split, because there will be fewer shares of common stock outstanding. All historic and per share amounts in our financial statements and related footnotes presented in future SEC filings will be retrospectively adjusted to reflect the Reverse Stock Split.

No Impact on Preferred Stock

The Reverse Stock Split will not change the number of authorized shares of preferred stock under the Current Certificate. Likewise, the Reverse Stock Split Amendment will not impact the ability of the Company to issue preferred stock in the future.

Mechanics of the Reverse Stock Split

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

Upon the Reverse Stock Split, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock

Stockholders may hold some or all of their common stock electronically in book-entry form with our transfer agent, Computershare Trust Company, N.A. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Effect on Holders of Stock Certificates

Stockholders may hold stock certificates representing some or all of their common stock. As of the Effective Time, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-reverse stock split shares of common stock as a result and at the time of the Reverse Stock Split. If applicable to you, as soon as practicable after the Effective Time, our transfer agent, Computershare Trust Company, N.A., will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share that would otherwise result from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the ratio would instead settle in cash. We will pay a cash amount to each registered holder of shares of common stock equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.

Stockholders should be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

Continued SEC Reporting Requirements and Nasdaq Stock Listing

After the Effective Time, Tenaya Therapeutics, Inc. would continue to be subject to periodic reporting and other requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our common stock would continue to be listed on Nasdaq under the symbol “TNYA.”

New CUSIP Numbers

After the Effective Time, the post-Reverse Stock Split shares of common stock would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities.

No Going-Private Transaction

The Reverse Stock Split is not intended to be a first step in a series of steps leading to a “going private transaction” pursuant to Rule 13e-3 under the Exchange Act. Implementing the Reverse Stock Split would not be reasonably likely to result in, and would not have a purpose to, produce a “going private” effect.

Anticipated Impact on Dividends

We have not historically paid dividends to stockholders. Although the board of directors reserves the right to change our dividend policy in the future, the board of directors does not currently anticipate that the Reverse Stock Split, if implemented by the board of directors, in its discretion, will result in a change to our dividend policy.

No Appraisal or Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Material U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. stockholders (as defined below) but does not purport to be a complete analysis of all potential tax effects that may be relevant to U.S. stockholders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. stockholder. We have not sought, and will not seek, any ruling from the IRS or an opinion of tax counsel with respect to the matters discussed herein. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the IRS or the courts, and there can be no assurance that the IRS or a court will not take a position contrary to ours. Accordingly, each U.S. stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

This summary is limited to U.S. stockholders who hold shares of our common stock prior to the Reverse Stock Split (“Old Shares”) and the shares of our common stock immediately after the Reverse Stock Split (“New Shares”) as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. stockholder. In addition, it does not address consequences relevant to U.S. stockholders that are subject to particular rules, including, without limitation:

•
persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;
•
persons whose functional currency is not the U.S. dollar;
•
persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•
persons who are former U.S. citizens or long-term residents;
•
persons who are not U.S. stockholders;
•
banks, insurance companies, and other financial institutions;
•
mutual funds, real estate investment trusts or regulated investment companies;
•
brokers, dealers, or traders in securities;
•
partnerships, other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and other pass-through entities (and investors therein);
•
tax-exempt organizations or governmental organizations;
•
persons deemed to sell our common stock under the constructive sale provisions of the Code;
•
persons who hold or receive our common stock (including any restricted shares of our common stock) pursuant to the exercise of any employee stock options or otherwise as compensation;
•
persons who are subject to special tax accounting rules under Section 451(b) of the Code;
•
persons who hold our common stock as “qualified small business stock” pursuant to Section 1202 of the Code; and
•
tax-qualified retirement plans.

As noted above, this discussion is limited to stockholders that are U.S. stockholders. For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If an entity treated as a partnership or pass-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or owner in the partnership or pass-through entity will depend on the status of the partner or owner, the activities of the partnership or pass-through entity and certain determinations made at the partner level. Accordingly, partnerships or pass-through entities holding our common stock and the partners or owners in such partnerships or pass-through entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.

In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and non-U.S. tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split. The following discussion also does not address any U.S. federal income or other tax consequences that may affect non-U.S. stockholders that participate in the Reverse Stock Split, including the potential for any U.S. withholding taxes that may be imposed on any cash paid in lieu of a fractional New Share.

ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAX JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Stockholders

The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. If so treated, in general, and except as described below with respect to cash in lieu of fractional shares, no gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. Accordingly, the aggregate tax basis of the New Shares received in the Reverse Stock Split should be the same as such U.S. stockholder’s aggregate tax basis in the Old Shares being exchanged (excluding the portion of the tax basis allocated to any fractional share), and the holding period for the New Shares received should include the holding period for the Old Shares being exchanged. Special tax basis and holding period rules may apply to U.S. stockholders that acquired different blocks of stock at different prices or at different times. Stockholders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

Cash in Lieu of Fractional Shares

In general, a U.S. stockholder who receives cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split will be treated as if such stockholder received the fractional share pursuant to the Reverse Stock Split and then sold such fractional share for cash. Such a U.S. stockholder should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. stockholder’s tax basis in the Old Shares being exchanged that is allocated to the fractional share of New Shares. The capital gain or loss should be long term capital gain or loss if the U.S. stockholder’s holding period for such Old Shares being exchanged that is allocated to the fractional share of New Shares exceeded one year at the effective time of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Stockholders are advised to consult their tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split.

Special rules under Section 302 of the Code may apply to cause all or a portion of the cash received in lieu of a fractional share to be taxable as a distribution under Section 301 of the Code (rather than as a sale or exchange) with respect to certain stockholders who own more than a minimal amount of common stock or who exercise more than a minimal degree of voting or other type of control over the affairs of the Company (after taking into account certain constructive ownership rules). Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split, unless a U.S. stockholder is an exempt recipient. In addition, U.S. stockholders may be subject to backup withholding (at the then applicable rate) on the payment of such cash if they do not provide their taxpayer identification numbers and complete an IRS Form W-9 in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required

The approval of the Reverse Stock Split Proposal requires that the votes cast for the Reverse Stock Split Proposal exceed the votes cast against the Reverse Stock Split Proposal. You may vote FOR, AGAINST, or ABSTAIN on this proposal. Broker non-votes and abstentions will have no effect on the vote on this proposal. However, because this proposal is considered a routine proposal, we do not expect any broker non-votes with respect to this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this proxy statement that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s intent to solicit approval of the Reverse Stock Split Proposal, the timing of any reverse stock split, the potential benefits of a reverse stock split, including but not limited to possible increased investor interest, continued listing on Nasdaq and the potential for a higher stock price, the intended income tax treatment of the reverse stock split, the timing and effects of the proposed amendment to our Current Certificate, the payment of cash in lieu of issuing fractional shares and any assumptions underlying any of the foregoing. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of important factors, including, but not limited to, the following: the risk that any reverse stock split may not result in an increase in our common stock price or that we may be unable to maintain our listing on Nasdaq, and the other risks set forth above under “Proposal No. 1 – Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split.” For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K that we have filed with the SEC, and our subsequent filings with the SEC. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of September 30, 2026, by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors; and
•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 227,928,240 shares of our common stock outstanding as of September 30, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of September 30, 2026, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Tenaya Therapeutics, Inc., 171 Oyster Point Boulevard, Suite 500, South San Francisco, CA 94080.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% or Greater Stockholders:
Entities affiliated with The Column Group (1)	85,027,843	32.25
Integrated Core Strategies (US) LLC (2)	11,581,565	5.08
Named Executive Officers and Directors:
Faraz Ali, M.B.A. (3)	3,089,147	1.34
Eric Hyllengren, M.B.A. (4)	—	*
Whittemore (Whit) Tingley, M.D., Ph.D. (5)	997,882	*
Amy Burroughs, M.B.A. (6)	196,166	*
June Lee, M.D.(7)	229,596	*
Karah Parschauer, J.D.(8)	210,427	*
Deepak Srivastava, M.D.(9)	812,260	*
Catherine Stehman-Breen, M.D.(10)	240,659	*
Jeffrey T. Walsh, M.B.A.(11)	250,659	*
R. Sanders Williams, M.D.(12)	240,658	*
All executive officers and directors as a group (10 persons) (13)	6,267,454	2.69

* Represents less than 1%.

(1)
Based on information taken from the Form 4 filed on February 24, 2026, consists of 49,313,559 shares held directly by The Column Group Opportunity III, LP (TCG Opportunity III LP). TCG Opportunity III LP directly holds Series A Warrants to purchase 35,714,284 shares. The Column Group Opportunity III, GP, LP (TCG Opportunity III GP LP) is the general partner of TCG Opportunity III LP and may be deemed to have voting, investment and dispositive power with respect to the shares held by TCG Opportunity III LP. TCG Opportunity III GP LLC (TCG Opportunity III GP LLC) is the general partner of TCG Opportunity III GP LP and the ultimate general partner of TCG Opportunity III LP and may be deemed to have voting, investment and dispositive power with respect to the shares held by TCG Opportunity III LP. The managing partners of TCG Opportunity III GP LLC are Peter Svennilson and Tim Kutzkey who may be deemed to share voting and investment power with respect to the shares, and each of whom disclaim beneficial ownership of the shares held by TCG Opportunity III LP except to the extent of their pecuniary interests therein, if any. The address of TCG Opportunity III LP, TCG III LP and TCG III-A LP is 1 Letterman Drive, Building D, Suite DM-900, San Francisco, California 94129.
(2)
Based on information reported on Schedule 13G filed on August 21, 2026, consists of 11,581,565 shares beneficially owned by Integrated Core Strategies (US) LLC (ICS). ICS has shared voting and dispositive power over 11,579,445 shares, and Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander have shared voting and dispositive power over

11,581,565 shares. The securities reported as beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Mr. Englander are held by entities subject to voting control and investment discretion by Millennium Management LLC and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The address of ICS, Millennium Management LLC, Millennium Group Management LLC and Mr. Englander is 399 Park Avenue, New York, New York 10022.
(3)
Includes 2,924,828 shares subject to outstanding options exercisable within 60 days of September 30, 2026 and 8,606 shares of common stock issuable upon the vesting of RSUs within 60 days of September 30, 2026.
(4)
Mr. Hyllengren was appointed as our Chief Financial Officer effective July 13, 2026 and does not beneficially own any shares of our common stock as of September 30, 2026.
(5)
Includes 868,966 shares subject to outstanding options exercisable within 60 days of September 30, 2026 and 7,919 shares of common stock issuable upon the vesting of RSUs within 60 days of September 30, 2026.
(6)
Includes 196,166 shares subject to outstanding options exercisable within 60 days of September 30, 2026.
(7)
Includes 229,596 shares subject to outstanding options exercisable within 60 days of September 30, 2026.
(8)
Includes 210,427 shares subject to outstanding options exercisable within 60 days of September 30, 2026.
(9)
Includes 564,101 shares of common stock held by The J. David Gladstone Institute for which Dr. Srivastava serves as President and 248,159 shares subject to outstanding options exercisable within 60 days of September 30, 2026.
(10)
Includes 232,534 shares subject to outstanding options exercisable within 60 days of September 30, 2026.
(11)
Includes 250,659 shares subject to outstanding options exercisable within 60 days of September 30, 2026.
(12)
Includes 210,659 shares subject to outstanding options exercisable within 60 days of September 30, 2026.
(13)
Includes current directors and executive officers serving in such capacity as of September 30, 2026. Includes 5,371,994 shares subject to outstanding options exercisable within 60 days of September 30, 2026 and 16,525 shares of common stock issuable upon the vesting of RSUs within 60 days of September 30, 2026.

OTHER MATTERS

Our board of directors does not know of any other matters to be presented at the special meeting. If any additional matters are properly presented at the special meeting, the persons named in this proxy statement will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the special meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

South San Francisco, California

October , 2026

ANNEX A

CERTIFICATE OF AMENDMENT TO

THE Amended and Restated

Certificate of Incorporation

of

TENAYA THERAPEUTICS, Inc.

Tenaya Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1.
The name of the Company is Tenaya Therapeutics, Inc. The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on August 18, 2016.
2.
This Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Restated Certificate”) has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law (the “DGCL”) by the board of directors of the Company and by the stockholders of the Company, and hereby amends the provisions of the Restated Certificate as set forth below.
3.
Section 1 of ARTICLE IV of the Restated Certificate is hereby amended and restated in its entirety to read as follows:

“Section 1. Effective immediately upon the filing and effectiveness of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation adding this paragraph (the “Reverse Stock Split Effective Time”), each 10 to 25 shares of Common Stock (as defined below), that were issued and outstanding or held in treasury as of immediately prior to the Reverse Stock Split Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or any holder thereof, the exact ratio within the 1:10 to 1:25 range to be determined by the Board of Directors of the Company prior to the Reverse Stock Split Effective Time and publicly announced by the Company, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued upon the Reverse Stock Split. Each certificate that immediately prior to the Reverse Stock Split Effective Time represented shares of Common Stock (the “Old Certificates”) shall, until surrendered to the Company in exchange for a certificate representing such new number of shares of Common Stock, automatically represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

This Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is 1,200,000,000 shares, of which 1,000,000,000 shares are Common Stock, $0.0001 par value per share, and 200,000,000 shares are Preferred Stock, $0.0001 par value per share.”

4.
On [_____________], the Board of Directors of the Company determined that each [__] shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding or held in treasury immediately prior to the Reverse Stock Split Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock. The Company publicly announced this ratio on [_____________].

* * *

In Witness Whereof, this Certificate of Amendment is duly executed by the undersigned officer of the Company on ___________, 202_.

Tenaya Therapeutics, Inc.

By:
Faraz Ali
Chief Executive Officer

Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Internet: www.proxypush.com/TNYA ••Cast your vote online ••Have your Proxy Card ready ••Follow the simple instructions to record your vote Phone: 1-866-475-3780 ••Use any touch-tone telephone ••Have your Proxy Card ready ••Follow the simple recorded instructions P.O. BOX 8016, CARY, NC 27512-9903 Tenaya Therapeutics, Inc. for Stockholders of record as of October 19, 2026 Wednesday, December 9, 2026 8:00 AM, Pacific Time Special Meeting to be held live via the Internet - please visit www.proxydocs.com/TNYA for more details. Mail: ••Mark, sign and date your Proxy Card ••Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY:11:59 PM, Eastern Time, December 8, 2026. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/TNYA This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Faraz Ali, Eric Hyllengren, and Jennifer Drimmer Rokovich (the "Named Proxies"), and each or either of them, as proxies for the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tenaya Therapeutics, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 8:00 AM Pacific Time on December 9, 2026, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE "FOR" PROPOSAL 1. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Tenaya Therapeutics, Inc. Special Meeting of Stockholders Please make your marks like this: The Board of Directors recommends a vote FOR Proposal 1. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To authorize and approve a proposed amendment to our amended and restated certificate of FOR #P1# #P1# #P1# incorporation to effect, at the discretion of the board of directors, a reverse stock split of all of the shares of our common stock that are issued and outstanding or held in treasury at a ratio ranging from any number between 1-for-10 and 1-for-25, the exact ratio within the 10 to 25 range to be determined by the board of directors (the "Reverse Stock Split Proposal"). NOTE: In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/TNYA Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)